                                                                     EXHIBIT (E)

                             DISTRIBUTION AGREEMENT

               This Distribution Agreement is made as of this __th day of June, 2002 between THE METZLER/PAYDEN INVESTMENT GROUP, a Delaware business trust (herein called the "Trust"), and PAYDEN & RYGEL DISTRIBUTORS, INC., a California corporation (herein called "the Distributor").

               WHEREAS, the Trust is an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

               WHEREAS, the Trust desires to retain the Distributor to provide for the sale and distribution of shares of beneficial interest (herein collectively called "Shares") of various series of the Trust (each individually a "Fund", and collectively the "Funds"), and the Distributor is willing to render such services;

               NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:

1. DELIVERY OF DOCUMENTS

               The Trust has delivered to the Distributor copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

               (a) Declaration of Trust dated __________________, 2002 (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, herein called the "Trust Agreement");

               (b) By-Laws of the Trust (such By-Laws, as presently in effect and as they shall from time to time be amended, herein called the "By-Laws");

               (c) Resolutions of the Board of Trustees of the Trust authorizing the execution and delivery of this Agreement;

               (d) Registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, on Form N-1A (File Nos. ________ and ________) as filed with the Securities and Exchange Commission (the "Commission") on May __, 2002, relating to the Shares, and all amendments thereto (the registration statement, as presently in effect and as amended or supplemented from time to time is herein called the "Registration Statement");

               (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission on May __, 2002; and

               (f) Prospectus and statement of additional information of the Trust and of each Fund dated ________, 2002 (such prospectus and statement of additional information, as presently in effect and as it shall from time to time be amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").

2. DISTRIBUTION

               2.1 Appointment of Distributor. The Trust hereby appoints the Distributor as exclusive Distributor of the Shares and the Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this Section 2.

               2.2 Services and Duties.

               (a) The Trust agrees to sell through the Distributor, as agent, from time to time during the term of this Agreement, Shares of the Trust (whether authorized but unissued or treasury Shares, in the Trust's sole discretion) upon the terms and at the current offering price as described in the applicable Prospectus. The Distributor shall act only on its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares. The Distributor shall devote its best efforts to effect sales of Shares of each of the Funds, but not be obligated to sell any certain number of Shares.

               (b) In all matters relating to the sale and redemption of Shares the Distributor shall act in conformity with the Trust Agreement, By-Laws and Prospectuses and with the instructions and directions of the Board of Trustees of the Trust and shall conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable Federal or state laws and regulations. In connection with such sales, the Distributor acknowledges and agrees that it is not authorized to provide any information or make any representation other than as contained in the Trust's Registration Statement and Prospectuses and any sales literature specifically approved by the Trust.

               (c) The Distributor shall bear the cost of (i) printing and distributing any Prospectus (including any supplement thereto) to persons who are not either shareholders or counsel, independent accountants, administrators or other persons providing similar services to the Trust, and (ii) preparing, printing and distributing any literature, advertisement or material which is primarily intended to result in the sale of the Shares; provided, however, that the Distributor shall not be obligated to bear the expenses incurred by the Trust in connection with the preparation and printing of any amendment to any Registration Statement or Prospectus necessary for the continued effective registration of the Shares under the 1933 Act.

               2.3 Sales and Redemptions.

               (a) The Fund shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with preparing, printing and distributing the Prospectuses except as set forth in Section 2.2(c) hereof.

               (b) The Trust shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of the Shares for sale in such states as the Distributor may designate to the Trust and the Trust may approve, and the Trust shall pay all filing fees which may be incurred in connection with such qualification. The Distributor shall pay all expenses connected with its qualification as a dealer under state or federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by the Distributor in connection with the sale of the Shares as contemplated in this Agreement; Provided, however, that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares may be paid as provided in any plan which may in the sole discretion of the Trust be adopted in accordance with Rule 12b-1 under the 1940 Act.

               (c) The Trust shall have the right to suspend the sale of sales of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemptions of Shares of any Fund at any time permitted by the 1940 Act or the rules of the Commission ("Rules").

               (d) The Trust reserves the right to reject any order for Shares, but will not do so arbitrarily or without reasonable cause.

               2.4 Confirmations. The Distributor shall at its own expense forward to shareholders confirmation statements received from the Trust's transfer agent upon the purchase and sale of Trust shares. Such confirmations shall be sent to shareholders within three days of the purchase or sale of Trust shares, or within five days of the purchase of Trust shares through reinvestment of dividends, as the case may be, or within such other times as may be required from time to time by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

3. LIMITATIONS OF LIABILITY

               The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

4. INDEMNIFICATION

               4.1 Trust Representations. The Trust represents and warrants to the Distributor that the Registration Statement contains, and that the Prospectuses at all times will contain, all statements required by the 1933 Act and the Rules, will in all material respects conform to the applicable requirements of the 1933 Act and the Rules and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this Section shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Trust, or any of its officers, trustees or agents, by or on behalf of and with respect to the Distributor expressly for use in the Registration Statement or Prospectuses.

               4.2 Distributor Representations. The Distributor represents and warrants to the Trust that it is duly organized as a California corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

               4.3 Fund Indemnification. The Trust shall indemnify, defend and hold harmless the Distributor and its officers, directors, employees and agents, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of its representations and warranties in section 4.1 hereof or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of the Trust, or arise out of, or are based upon, information furnished by or on behalf of the Trust filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Applications), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Distributor, and its officers, directors, employees and agents, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Trust shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in any Registration Statement, Prospectus or Blue Sky Application in reliance upon and in conformity with written information furnished to the Trust by or on behalf of and with respect to the Distributor specifically for inclusion therein.

               (a) The Trust shall not indemnify any person pursuant to this
Section 4.3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his wilful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of obligation and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of trustees of the Trust who are neither

"interested persons" of the Trust (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

               (b) Each Fund shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to Section 4.3, so long as:
(i) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder, and (ii) such person shall provide security for such undertaking, or the Fund shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party trustees of the Trust (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

               4.4 Distributor Indemnification. The Distributor shall indemnify, defend and hold harmless the Trust, each Fund, the Trust's several officers, trustees and agents, and any person who controls the Trust or any Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint and several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of its representations, warranties and agreements in Sections 2.2(b) or 4.2 hereof, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or any Blue Sky Application, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Trust or any of its officers, trustees or agents by or on behalf of and with respect to the Distributor specifically for inclusion therein, and will reimburse the Trust, each Fund, the Trust's officers, trustees and agents, and any person who controls the Trust or any Fund within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

               4.5 General Indemnity Provisions. No indemnifying party shall be liable under its indemnity agreement contained in Section 4.3 or 4.4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense, of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In no event shall the indemnifying party be required to bear the expense of more than one counsel with respect to any matter or series of related matters. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

5. DURATION AND TERMINATION

               This Agreement shall become effective upon its execution by the parties hereto and, unless sooner terminated as provided herein, shall continue until June __, 2004. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by vote of a "majority of the outstanding voting securities" of each Fund; provided, however, that this Agreement may be terminated by the Trust at any time with respect to any Fund, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by a vote of a "majority of the outstanding voting securities" of such Fund on 60 days' written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 90 days' written notice to the Trust. This Agreement shall automatically and immediately terminate in the event of its "assignment."

6. AMENDMENT OF AGREEMENT

               No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

7. OBLIGATIONS OF THE TRUST

               The Distributor acknowledges that the Trust Agreement is on file with the Secretary of State of the State of Delaware, and that the obligations of the Trust under this Agreement are not binding on any officers, trustees or shareholders of the Trust individually but are binding only upon the assets and properties of the various Funds.

8. NOTICES

               Notices of any kind to be given to the Trust hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Trust at 333 South Grand Avenue, Suite 3200, Los Angeles, California 90071, Attention: President, or at such other address or to such other individual as shall be so specified by the Trust to the Distributor. Notices of any kind to be given to the Distributor hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to the Distributor at 333 South Grand Avenue, Suite 3200, Los Angeles, California 90071, Attention:
President, or at such other address or to such other individual as shall be so specified by the Distributor to the Trust.

9. MISCELLANEOUS

               The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 5 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Massachusetts law (without regard to principles of conflicts of law); provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

               IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                        The METZLER/PAYDEN INVESTMENT GROUP

                                        By
                                           ------------------------------------



Attest:
        ----------------------------
        Secretary


                                        PAYDEN & RYGEL DISTRIBUTORS, INC.


                                        By
                                           ------------------------------------


Attest:
        ----------------------------
        Secretary